UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

NorthStar/RXR New York Metro Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-200617 (Commission File Number)	46-5183321 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2015, the board of directors (the “Board”) of NorthStar/RXR New York Metro Income, Inc. (“NorthStar/RXR”) approved the renewal of the advisory agreement (the “Advisory Agreement”) by and among NorthStar/RXR, NorthStar/RXR Operating Partnership, LP, NorthStar/RXR’s operating partnership, NSAM J-NS/RXR Ltd, NorthStar/RXR’s advisor (the “Advisor”) and NorthStar Asset Management Group Inc., NorthStar/RXR’s co-sponsor. The Advisory Agreement was renewed for an additional one-year term commencing on June 30, 2015 upon terms identical to those in effect through June 30, 2015. Pursuant to the Advisory Agreement, the Advisor will continue to perform day-to-day operational and administrative services for NorthStar/RXR, including asset management services, acquisition services and stockholder services.

The foregoing description of the Advisory Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Advisory Agreement filed as Exhibit 10.2 to NorthStar/RXR’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2015, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar/RXR New York Metro Income, Inc.

Date: July 7, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

3